Exhibit 10.2

MUTUAL RELEASE AGREEMENT

MUTUAL RELEASE AGREEMENT (“Release Agreement”) dated as of June 4, 2010 by and between (a) PNC Bank, National Association (“PNC”) as agent (the “Agent”) for the financial institutions (the “Lenders”) that are parties to the Loan Agreement (as defined below), and (b) P&F Industries, Inc. (“P&F”) and its wholly owned direct and indirect subsidiaries Continental Tool Group, Inc. (“Continental”), Florida Pneumatic Manufacturing Corporation (“Florida”), Hy-Tech Machine, Inc. (“Hy-Tech”), Countrywide Hardware, Inc. (“Countrywide”), WILP Holdings, Inc. (“WILP”), Green Manufacturing, Inc. (“Green”), Embassy Industries, Inc. (“Embassy”), Nationwide Industries, Inc. (“Nationwide”), Pacific Stair Products, Inc. (“Pacific Stair”) and Woodmark International, LP. (“Woodmark”) (collectively, P&F, Continental, Florida, Hy-Tech, Countrywide, WILP, Green, Embassy, Nationwide, Pacific Stair and Woodmark shall be referred to herein as the “P&F Parties”).

Recitals

A.            Pursuant to that certain Revolving Credit, Term Loan and Security Agreement (the “Loan Agreement”), dated as of June 8, 2009, among WM Coffman LLC (the “Borrower”), the financial institutions which are party thereto (the “Lenders”) and PNC as Agent for the Lenders, made loans and other financial accommodations to, or for the benefit of, Borrower (all such loans and other financial accommodations being herein referred to collectively as the “Loans”).  The Loans and all other Obligations (as defined in the Loan Agreement) of Borrower to Agent and/or the Lenders are secured by Collateral (as defined in the Loan Agreement) which consists of substantially all of the assets of the Borrower.

B.            A Forbearance Default (as defined in that certain Forbearance and Amendment Agreement dated as of February 19, 2010 by and among the Lenders, the Agent and the Borrower (the “Forbearance Agreement”)) exists and is continuing under the Loan Agreement, as a result of the termination of the Borrower’s lease for its Marion, Virginia facility by its landlord.

C.            On May 14, 2010, Agent, Prophet Equity LP (“Prophet”) and the Borrower entered into a written letter of intent (the “LOI”) with respect to Agent’s disposition of a portion of the Collateral to an affiliate of Prophet pursuant to Section 9-610 of the Uniform Commercial Code as enacted in the State of North Carolina (the “UCC”) (the “WMC Resources Sale”).

D.            On May 24, 2010, the Agent sent a written notification of disposition of the Collateral pursuant to Section 9-611 of the UCC to the Borrower and to, among others, Pacific Stair and Woodmark as the holders of 100% of the membership interests in the Borrower.

E.             In the context of the proposed disposition of Collateral by PNC, a dispute arose with the P & F Parties respecting certain monies.  To resolve that dispute, the parties are entering into this Release Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Release, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Release Agreement hereby agree as follows:

Agreement

1.             Release by PNC.  PNC, as Agent and as Lender, together with its representatives, administrators, successors and assigns, hereby releases and discharges the P&F Parties, and their respective representatives, agents, administrators, successors, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, arising from the beginning of time to the date hereof, which PNC and the Lenders or their successors and assigns, ever had, now has, or hereafter can, shall or may have, arising out of, by reason of, or relating in any way whatsoever to the Borrower.

2.             Release by the P&F Parties.  Each of the P&F Parties, together with its representatives, administrators, successors and assigns, hereby releases and discharges PNC and Lenders, and their representatives, agents, administrators, heirs, successors, assigns, members, managers, officers, directors and attorneys from any and all obligations, debts, losses, damages, liabilities, contracts, controversies, agreements, premises, claims, causes of action, and demands of any kind whatsoever at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, asserted or unasserted, arising from the beginning of time to the date hereof, which such P&F Party or its successors and assigns, ever had, now has, or hereafter can, shall or may have, arising out of, by reason of, or relating in any way whatsoever to the Borrower.

3.             Effect Upon Loan Agreement and Other Documents.  The release set forth in paragraph 1of this Release Agreement is not intended to and does not release, prejudice, impair or affect in any manner the Peaceful Possession Letter, the Loan Agreement, the Other Documents, and/or the Obligations.  The release set forth in paragraph 2 of this Release Agreement is not intended to and does not release, prejudice, impair or affect in any manner the Borrower’s rights under the UCC, the Loan Documents and/or the Other Documents to an accounting of proceeds of Agent’s dispositions of the Collateral and to any surplus resulting therefrom.

4.             Conditions Precedent to Occurrence of Effective Date.  This Release Agreement shall become automatically effective without further action upon the closing of the WMC Resources Sale.

5.             Presumptions.  Each of the parties hereto acknowledge that he, she or it, respectively, has consulted with counsel and with such other experts and advisors as he, she or it has deemed necessary in connection with the negotiation, execution and delivery of this Release Agreement and has participated in the drafting hereof.  Therefore, this Release Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Release or any part hereof to be drafted.

6.             Entire Agreement.  This Release Agreement contains the entire understanding and agreement by and among the parties with respect to the subject matter hereof.  No other agreements, covenants, representations or warranties, expressed or implied, oral or written, have been made by any party with respect to the subject matter of this Release Agreement.  All prior or contemporaneous conversations, negotiations, proposed agreements and agreements, or covenants, representations and warranties with respect to the subject matter hereof are waived and superseded by, replaced in their entireties and merged into this Release Agreement.

7.             Further Assurance.  Each party to this Release Agreement shall execute such other and further documents and instruments as the other party may reasonably request to implement the provisions of this Release Agreement.

8.             Benefit of Agreement.  This Release Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, any third-party beneficiary of this Release Agreement.

9.             Severability.  The provisions of this Release Agreement are intended to be severable.  If any provisions of this Release Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Release in any jurisdiction.

10.           Governing Law, Jurisdiction, Venue.  This Release Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.  Any judicial proceeding brought by or against any party to this Release Agreement with respect to this Release Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, County of New York, United States of America, and, by execution and delivery of this Release Agreement, each party accepts for himself, herself or itself and in connection with his properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Release Agreement..  Each party to this Release Agreement waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

11.           Waiver of Jury Trial.  EACH PARTY TO THIS RELEASE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS RELEASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS RELEASE AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS RELEASE AGREEMENT MAY

FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  IN ADDITION, EACH PARTY WAIVES THE RIGHT TO CLAIM OR RECOVER IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES.

12.           Counterparts; Electronic Signatures.  This Release Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.  Any signature delivered by a party in PDF via e-mail or by facsimile shall be deemed to be an original signature hereto.

13.           Amendment.  No amendment, modification, rescission, waiver or release of any provision of this Release Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

14.           Headings.  Section headings in this Release Agreement are included herein for convenience of reference only and shall not constitute a part of this Release Agreement for any other purpose.

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IN WITNESS WHEREOF, this Release Agreement has been duly executed as of the day and year first written above.

PNC BANK, NATIONAL ASSOCIATION,		P&F INDUSTRIES, INC.
as Agent and Lender

By:	/s/ Bryan Shia	By:	/s/ Joseph A. Molino, Jr.
	Bryan Shia	Name:	Joseph A. Molino, Jr.
	Vice President	Title:	Vice President

NATIONWIDE INDUSTRIES, INC.		PACIFIC STAIR PRODUCTS, INC.

By:	/s/ Joseph A. Molino, Jr.	By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.	Name:	Joseph A. Molino, Jr.
Title:	Vice President	Title:	Vice President

WOODMARK INTERNATIONAL, L.P.		CONTINENTAL TOOL GROUP, INC.

By:	Countrywide Hardware, Inc., its G.P.

By:	/s/ Joseph A. Molino, Jr.	By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.	Name:	Joseph A. Molino, Jr.
Title:	Vice President	Title:	Vice President

FLORIDA PNEUMATIC MANUFACTURING CORPORATION		HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.	By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.	Name:	Joseph A. Molino, Jr.
Title:	Vice President	Title:	Vice President

COUNTRYWIDE HARDWARE, INC.		WILP HOLDINGS, INC.

By:	/s/ Joseph A. Molino, Jr.	By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.	Name:	Joseph A. Molino, Jr.
Title:	Vice President	Title:	Vice President

GREEN MANUFACTURING, INC.		EMBASSY INDUSTRIES, INC.

By:	/s/ Joseph A. Molino, Jr.	By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.	Name:	Joseph A. Molino, Jr.
Title:	Vice President	Title:	Vice President